                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 16, 1998, except for Note 8, as to which the date is February 12, 1998 and Note 2, as to which the date is April 17, 1998, in the Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement (Form S-4) of Infoseek Corporation for the registration of shares of its common stock.

Our audits also included the financial statement schedule of Infoseek Corporation included in the Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP
                                          -------------------------------
                                               Ernst & Young LLP

San Jose, California

December 30, 1998